Exhibit 23
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 File pertaining to The Commercial & Savings Bank 401(k) Retirement Plan of our report dated June 27, 2007, which report appears in the December 31, 2006, Annual Report on Form 11-K.

/s/ S.R. Snodgrass, A.C.
Wexford, Pennsylvania
June 27, 2007

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